                                                                     EXHIBIT 4.4

                              AMENDED AND RESTATED
                                 TRUST AGREEMENT

                                      AMONG

                             VIB CORP, AS DEPOSITOR

                                       AND

                  WILMINGTON TRUST COMPANY, AS PROPERTY TRUSTEE

                                       AND

                                RICHARD D. FOSS,

                             HARRY G. GOODING, III,

                                       AND

                   DENNIS L. KERN, AS ADMINISTRATIVE TRUSTEES

                                       AND

                     THE SEVERAL HOLDERS (AS DEFINED HEREIN)


                          DATED AS OF FEBRUARY 5, 1999


                              VALLEY CAPITAL TRUST

                                TABLE OF CONTENTS

Article I. - DEFINED TERMS........................................................................................1
         Section 1.01  DEFINITIONS................................................................................1

Article II - ESTABLISHMENT OF THE TRUST...........................................................................7
         Section 2.01      NAME...................................................................................7
         Section 2.02      OFFICE OF THE PROPERTY TRUSTEE; PRINCIPAL PLACE OF BUSINESS............................7
         Section  2.03     INITIAL CONTRIBUTION OF TRUST PROPERTY; ORGANIZATIONAL
                           EXPENSES...............................................................................8
         Section 2.04      ISSUANCE OF THE CAPITAL SECURITIES.....................................................8
         Section 2.05      ISSUANCE OF THE COMMON SECURITIES; SUBSCRIPTION AND
                           PURCHASE OF DEBENTURES.................................................................8
         Section 2.06      DECLARATION OF TRUST...................................................................8
         Section 2.07      AUTHORIZATION TO ENTER INTO CERTAIN TRANSACTIONS.......................................9
         Section 2.08      ASSETS OF TRUST.......................................................................11
         Section 2.09      TITLE TO TRUST PROPERTY...............................................................11

Article III - PAYMENT ACCOUNT....................................................................................11
         Section 3.01      PAYMENT ACCOUNT.......................................................................11

Article IV - DISTRIBUTIONS; REDEMPTION...........................................................................12
         Section 4.01      DISTRIBUTIONS.........................................................................12
         Section 4.02      REDEMPTION............................................................................12
         Section 4.03      SUBORDINATION OF COMMON SECURITIES....................................................14
         Section 4.04      PAYMENT PROCEDURES....................................................................14
         Section 4.05      TAX RETURNS AND REPORTS...............................................................14
         Section 4.06      PAYMENT OF TAXES, DUTIES, ETC. OF THE TRUST...........................................15
         Section 4.07      PAYMENTS UNDER INDENTURE..............................................................15

Article V - TRUST SECURITIES CERTIFICATES........................................................................15
         Section 5.01      INITIAL OWNERSHIP.....................................................................15
         Section 5.02      THE TRUST SECURITIES CERTIFICATES.....................................................15
         Section 5.03      DELIVERY OF TRUST SECURITIES CERTIFICATES.............................................16
         Section 5.04      GLOBAL CAPITAL SECURITY ..............................................................16
         Section 5.05      REGISTRATION OF TRANSFER AND EXCHANGE GENERALLY;
                           CERTAIN TRANSFERS AND EXCHANGES; CAPITAL SECURITIES
                           CERTIFICATES; SECURITIES ACT LEGENDS..................................................17
         Section 5.06      MUTILATED, DESTROYED, LOST OR STOLEN TRUST SECURITIES
                           CERTIFICATES..........................................................................20
         Section 5.07      PERSONS DEEMED SECURITYHOLDERS........................................................21
         Section 5.08      ACCESS TO LIST OF SECURITYHOLDERS' NAMES AND ADDRESSES................................21
         Section 5.09      MAINTENANCE OF OFFICE OR AGENCY.......................................................21
         Section 5.10      APPOINTMENT OF PAYING AGENT...........................................................21
         Section 5.11      OWNERSHIP OF COMMON SECURITIES BY DEPOSITOR...........................................21
         Section 5.12      RIGHTS OF SECURITYHOLDERS.............................................................22

Article VI - ACTS OF SECURITYHOLDERS; MEETINGS; VOTING...........................................................23
         Section 6.01      LIMITATIONS ON VOTING RIGHTS..........................................................23
         Section 6.02      NOTICE OF MEETINGS....................................................................24
         Section 6.03      MEETINGS OF CAPITAL SECURITYHOLDERS...................................................24
         Section 6.04      VOTING RIGHTS.........................................................................24
         Section 6.05      PROXIES, ETC..........................................................................24
         Section 6.06      SECURITYHOLDER ACTION BY WRITTEN CONSENT..............................................24
         Section 6.07      RECORD DATE FOR VOTING AND OTHER PURPOSES.............................................25
         Section 6.08      ACTS OF SECURITYHOLDERS...............................................................25
         Section 6.09      INSPECTION OF RECORDS.................................................................26

Article VII - REPRESENTATIONS AND WARRANTIES.....................................................................26

         Section 7.01      REPRESENTATIONS AND WARRANTIES OF THE BANK AND THE
                           PROPERTY TRUSTEE......................................................................26
         Section 7.02      REPRESENTATIONS AND WARRANTIES OF PARENT..............................................26

Article VIII - THE TRUSTEES......................................................................................27
         Section 8.01      CERTAIN DUTIES AND RESPONSIBILITIES...................................................27
         Section 8.02      CERTAIN NOTICES.......................................................................28
         Section 8.03      CERTAIN RIGHTS OF PROPERTY TRUSTEE....................................................28
         Section 8.04      NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES................................30
         Section 8.05      MAY HOLD SECURITIES...................................................................30
         Section 8.06      COMPENSATION; INDEMNITY; FEES.........................................................30
         Section 8.07      CORPORATE PROPERTY TRUSTEE REQUIRED; ELIGIBILITY OF
                           TRUSTEES..............................................................................30
         Section 8.08      CONFLICTING INTERESTS.................................................................31
         Section 8.09      CO-TRUSTEES AND SEPARATE TRUSTEE......................................................31
         Section 8.10      RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.....................................32
         Section 8.11      ACCEPTANCE OF APPOINTMENT BY SUCCESSOR................................................33
         Section 8.12      MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO
                           BUSINESS OF A TRUSTEE.................................................................33
         Section 8.13      PREFERENTIAL COLLECTION OF CLAIMS AGAINST DEPOSITOR
                           OR TRUST..............................................................................33
         Section 8.14      REPORTS BY PROPERTY TRUSTEE...........................................................34
         Section 8.15      REPORTS TO THE PROPERTY TRUSTEE.......................................................34
         Section 8.16      EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT......................................34
         Section 8.17      NUMBER OF TRUSTEES....................................................................34
         Section 8.18      DELEGATION OF POWER...................................................................35
         Section 8.19      VOTING................................................................................35

Article IX - TERMINATION AND LIQUIDATION.........................................................................35
         Section 9.01      TERMINATION UPON EXPIRATION DATE......................................................35
         Section 9.02      EARLY TERMINATION.....................................................................35
         Section 9.03      TERMINATION...........................................................................35
         Section 9.04      LIQUIDATION...........................................................................36
         Section 9.05      MERGER, CONSOLIDATION, AMALGAMATION OR REPLACEMENT OF
                           THE TRUST.............................................................................37

Article X - MISCELLANEOUS PROVISIONS.............................................................................37
         Section 10.01     EXPENSE AGREEMENT.....................................................................37
         Section 10.02     LIMITATION OF RIGHTS OF SECURITYHOLDERS...............................................38
         Section 10.03     AMENDMENT.............................................................................38
         Section 10.04     SEVERABILITY..........................................................................39
         Section 10.05     GOVERNING LAW. .......................................................................39
         Section 10.06     PAYMENTS DUE ON NON-BUSINESS DAY......................................................39
         Section 10.07     SUCCESSORS............................................................................39
         Section 10.08     HEADINGS..............................................................................39
         Section 10.09     REPORTS, NOTICES AND DEMANDS..........................................................39
         Section 10.10     AGREEMENT NOT TO PETITION.............................................................39
         Section 10.11     TRUST INDENTURE ACT; CONFLICT WITH TRUST INDENTURE ACT................................40
         Section 10.12     RIGHTS UNDER INDENTURE................................................................40
         Section 10.13     EFFECTIVENESS.........................................................................40
         Section 10.14     INTENTION OF THE PARTIES..............................................................40
         Section 10.15     COUNTERPARTS..........................................................................40
         Section 10.16     ACCEPTANCE OF TERMS OF TRUST AGREEMENT GUARANTEE
                           AND INDENTURE.........................................................................40

                                    EXHIBITS

         Original Trust Agreement ................................................................................A

         Form of Common Securities Certificate....................................................................B

         Form of Capital Securities Certificate...................................................................C

      AMENDED AND RESTATED TRUST AGREEMENT, dated as of February 5, 1999, among
(i) VIB Corp, a California corporation (including any successors or assigns the "Depositor" or "Parent"), (ii) Wilmington Trust Company, a banking corporation duly organized and existing under the laws of Delaware, as trustee (the "Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"), (iii) Richard D. Foss, an individual, Dennis L. Kern, an individual, and Harry G. Gooding, III, an individual, each of whose address is c/o VIB Corp, 1498 Main Street, El Centro, California 92243 (each, an "Administrative Trustee" and collectively, the "Administrative Trustees") (the Property Trustee and the Administrative Trustees being referred to collectively as the "Trustees") and (iv) the several Holders, as hereinafter defined.

                              W I T N E S S E T H:

      WHEREAS, the Depositor, the Property Trustee and the Administrative Trustees have heretofore duly declared and established a business trust pursuant to the Delaware Business Trust Act by the entering into of that certain Trust Agreement, dated as of December 10, 1998 (the "Original Trust Agreement"), and by the execution and filing by the Trustees with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on December 10, 1998, the form of which is attached as Exhibit A; and

      WHEREAS, the Depositor and the Property Trustee desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the acquisition by the Trust (as defined herein) from the Depositor of all of the right, title and interest in the Debentures (as defined herein), (ii) the issuance of the Common Securities (as defined herein) by the Trust to the Depositor and (iii) the issuance and sale of the Capital Securities (as defined herein) by the Trust pursuant to the Placement Agreement (as defined herein).

      NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other party and for the benefit of the Security holders (as defined herein), hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

                                   ARTICLE I.

                                  DEFINED TERMS

      Section 1.01 DEFINITIONS. For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

      (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

      (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

      (c) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement; and

      (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

      "Act" has the meaning specified in Section 6.08.

      "Additional Amount" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of Additional Interest (as defined in the Indenture) paid by the Depositor on a Like Amount of Debentures for such period.

      "Additional Sums" has the meaning specified in Section 1005 of the Indenture.

      "Administrative Trustee" means each of the individuals identified as an "Administrative Trustee" in the preamble to this Trust Agreement, solely in his capacity as Administrative Trustee of the Trust formed and continued hereunder and not in his individual capacity, or such Administrative Trustee's successor in interest in such capacity, or any successor Trustee appointed as herein provided.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Capital Security, the rules and procedures of the Clearing Agency for such Capital Security, in each case to the extent applicable to such transaction and as in effect from time to time.

      "Bank" has the meaning specified in the preamble to this Trust Agreement.

      "Bankruptcy Event" means, with respect to any Person:

      (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee sequestrator or other similar official of such Person or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

      (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or of the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of such Person or of any substantial part of its property or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated as a bankrupt, or the making by it of an assignment for the benefit of creditors, or the taking of action by such Person in furtherance of any such action.

      "Bankruptcy Laws" has the meaning specified in Section 10.10.

      "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors or a duly authorized committee thereof or officers of the Depositor to which authority to act on behalf of the Board of Directors has been delegated and to be in full force and effect on the date of such certification, and delivered to the Property Trustee.

      "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the City of New York or Wilmington, Delaware are authorized or obligated by law or executive order to remain closed, or (c) a day on which the Property Trustee's Corporate Trust Office or the Debenture Trustee's Corporate Trust Office is closed for business.

      "Capital Securities Certificate" means a certificate evidencing ownership of Capital Securities, substantially in the form attached as Exhibit C.

      "Capital Security" or "Capital Securities" means undivided beneficial interests in the assets of the Trust, having a Liquidation Amount of $1,000 per Capital Security and having rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

      "Certificate Depository Agreement" means the agreement among the Trust, the Depositor and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date, relating to the Capital Securities Certificates.

      "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository Trust Company will be the initial Clearing Agency.

      "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

      "Closing Date" means the later of February 5, 1999, or the date of execution and delivery of this Trust Agreement.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Common Securities Certificate" means a certificate evidencing ownership of the Common Securities, substantially in the form attached as Exhibit B.

      "Common Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $1,000 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

      "Corporate Trust Office" means the principal office of either the Property Trustee or the Debenture Trustee. So long as Wilmington Trust Company serves in both capacities, such principal office is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

      "Debenture Event of Default" means an "Event of Default" as defined in the Indenture.

      "Debenture Redemption Date" means the "Redemption Date" as defined in the Indenture.

      "Debenture Trustee" means Wilmington Trust Company, a banking corporation duly organized and existing under the laws of the State of Delaware, or any successor thereto.

      "Debentures" means the up to $23,712,000 aggregate principal amount of the Parent's 9.00% Junior Subordinated Debentures, issued pursuant to the Indenture.

      "Definitive Capital Securities Certificates" means either or both (as the context requires) of: (i) a Capital Securities Certificate issued as a Global Capital Securities Certificate as provided in Section 5.02(b); and (ii) Capital Securities Certificates issued in certificated, fully registered form as provided in Section 5.02(c).

      "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq., as it may be amended from time to time.

      "Depositor" has the meaning specified in the preamble to this Trust Agreement and includes VIB Corp, in its capacity as Holder of the Common Securities.

      "Direct Action" has the meaning specified in Section 5.12(c).

      "Distribution Date" has the meaning specified in Section 4.01(a).

      "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.01.

      "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

      (a)   the occurrence of a Debenture Event of Default; or

      (b) default by the Trust or the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days (except during an Extension Period, as defined herein); or

      (c) default by the Trust or the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

      (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in this Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (b) or (c), above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Capital Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

      (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee and the failure by the Depositor to appoint a successor Property Trustee within 60 days thereof.

      "Expense Agreement" means the Agreement as to Expenses and Liabilities between the Parent and the Trust, substantially in the form attached as Exhibit A to the Indenture, as amended from time to time.

      "Federal Reserve" means the Board of Governors of the Federal Reserve System.

      "Global Capital Securities Certificate" means a Capital Securities Certificate, evidencing ownership of Global Capital Securities.

      "Global Capital Security" means a Capital Security, the ownership and transfers of which shall be made through book-entries by a Clearing Agency as described in Section 5.04.

      "Guarantee" means the Guarantee Agreement executed and delivered by the Parent and Wilmington Trust Company, a banking corporation, as trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the Holders of the Capital Securities, as amended from time to time.

      "Indenture" means the Junior Subordinated Indenture, dated as of February 5, 1999, between the Parent and the Debenture Trustee, as trustee, as amended or supplemented from time to time.

      "Investment Company Act" means the Investment Company Act of 1940, as amended.

      "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

      "Like Amount" means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, (b) with respect to a distribution of Debentures to Holders of Trust Securities in connection with a dissolution or liquidation of the Trust, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Debentures are distributed, and (c) with respect to any distribution of Additional Amounts to Holders of Trust Securities, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities in respect of which such distribution is made.

      "Liquidation Amount" means the stated amount of $1,000 per Trust Security.

      "Liquidation Date" means the date of dissolution, winding-up or termination and liquidation of the Trust pursuant to Section 9.04(a).

      "Liquidation Distribution" has the meaning specified in Section 9.04(d).

      "Majority in Liquidation Amount of The Capital Securities" or "Majority in Liquidation Amount of The Common Securities" means, except as provided by the Trust Indenture Act, Capital Securities or Common Securities, as the case may be, representing more than 50% of the aggregate Liquidation Amount of all then Outstanding Capital Securities or Common Securities, as the case may be.

      "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President or a Vice President, and by the Chief Financial Officer, the Secretary or an Assistant Secretary, of the Depositor, and delivered to the appropriate Trustee. One of the officers signing an Officers' Certificate given pursuant to Section
8.16 shall be the principal executive, financial investment or accounting officer of the Depositor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

      (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

      (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

      (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

      (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

      "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Trust, the Property Trustee or the Depositor, and may be an employee of any thereof, and who shall be acceptable to the Property Trustee.

      "Original Trust Agreement" has the meaning specified in the recitals to this Trust Agreement.

      "Outstanding," when used with respect to Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed, authenticated and delivered under this Trust Agreement, except:

      (a) Trust Securities theretofore canceled by the Administrative Trustees or delivered to the Administrative Trustees for cancellation;

      (b) Trust Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent; provided that, if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

      (c) Trust Securities that have been paid or in exchange for or in lieu of which other Capital Securities have been executed, authenticated and delivered pursuant to this Trust Agreement;

provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Capital Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Capital Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Capital Securities which such Trustee knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the Outstanding Capital Securities are owned by the Depositor, one or more of the Trustees and/or any such Affiliate. Capital Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to act with respect to such Capital Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

      "Owner" means each Person who is the beneficial owner of a Global Capital Securities Certificate as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

      "Parent" has the meaning specified in the preamble to this Trust
Agreement.

      "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.10 and shall initially be the Bank.

      "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Bank in its corporate trust department for the benefit of the Securityholders in which all amounts paid in respect of the Debentures will be held and from which the Property Trustee shall make payments to the Securityholders in accordance with Section 4.01.

      "Person" means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

      "Placement Agent" means First Tennessee Capital Markets.

      "Property Trustee" means the commercial bank or trust company identified as the "Property Trustee" in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust heretofore formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

      "Purchase Terms Agreement" means the Purchase Terms Agreement, dated February 5, 1999 among VIB Corp, Valley Capital Trust, and the Placement Agent.

      "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date pursuant to the Indenture, shall be a Redemption Date for a Like Amount of Trust Securities.

      "Redemption Price" means, with respect to any date fixed for redemption of any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions up to, but excluding such date, paid by the Depositor upon the concurrent redemption of a Like Amount of Debentures allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities.

      "Relevant Trustee" shall have the meaning specified in Section 8.10.

      "Restricted Capital Securities" means all Capital Securities required pursuant to Section 5.04(b) to bear a Restricted Capital Securities Legend on the Restricted Capital Securities Certificate. Such term includes the Global Capital Securities Certificate.

      "Restricted Capital Securities Certificate" means a certificate evidencing ownership of Restricted Capital Securities.

      "Restricted Capital Securities Legend" means a legend substantially in the form of the legend required in Section 5.05(c).

      "Securities Act" means the Securities Act of 1933, as amended.

      "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.05(a).

      "Securityholder" or "Holder" means a Person in whose name a Trust Security or Securities is registered in the Securities Register; any such Person shall be deemed to be a beneficial owner within the meaning of the Delaware Business Trust Act.

      "Trust" means Valley Capital Trust, the Delaware business trust created and continued hereby and identified on the cover page to this Trust Agreement.

      "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including all exhibits hereto, including, for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

      "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, and as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

      "Trust Property" means (a) the Debentures, (b) any cash on deposit in, or owing to, the Payment Account, (c) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement and (d) the rights of the Property Trustee under the Guarantee.

      "Trust Security" means any one of the Common Securities or the Capital Securities.

      "Trust Securities Certificate" means any one of the Common Securities Certificates or the Capital Securities Certificates.

      "Trustees" has the meaning specified in the preamble to this Trust Agreement.

                                   ARTICLE II

                           ESTABLISHMENT OF THE TRUST

      Section 2.01 NAME. The Trust created and continued hereby shall be known as "Valley Capital Trust," as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

      Section 2.02 OFFICE OF THE PROPERTY TRUSTEE; PRINCIPAL PLACE OF BUSINESS. The office of the Property Trustee in the State of Delaware is at

Rodney Square North, 1100 North Market Street, Wilmington ,Delaware 19890-0001,
Attention: Corporate Trust Administration, or such other address in the State of Delaware as the Property Trustee may designate by written notice to the Securityholders and the Depositor. The principal place of business of the Trust is c/o VIB Corp, 1498 Main Street, El Centro, California 92243.

      Section 2.03 INITIAL CONTRIBUTION OF TRUST PROPERTY; ORGANIZATIONAL EXPENSES. The Property Trustee acknowledges receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

      Section 2.04 ISSUANCE OF THE CAPITAL SECURITIES.

      (a) Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.02 of this Trust Agreement and deliver in accordance with the Purchase Terms Agreement one or more Capital Securities Certificates, registered in the name of the Persons entitled thereto, in an aggregate amount of 20,000 Capital Securities having an aggregate Liquidation Amount of $20,000,000 against receipt of the aggregate purchase price of such Capital Securities of $20,000,000 which amount such Administrative Trustee shall promptly deliver to the Property Trustee.

      (b) If the Placement Agent exercises its option (as described in the Purchase Terms Agreement), then an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.02, and deliver in accordance with the Purchase Terms Agreement, additional Capital Securities Certificates, registered in the name of the Persons entitled thereto, in an aggregate amount of up to 3,000 Capital Securities having an aggregate Liquidation Amount of up to $3,000,000 against receipt of the aggregate purchase price of such Capital Securities equal to the product of $1,000 multiplied by the number of Capital Securities delivered pursuant to the option, which amount such Administrative Trustee shall promptly deliver to the Property Trustee. Upon order by an Administrative Trustee, such Capital Securities Certificates shall be authenticated by the Property Trustee.

      Section 2.05 ISSUANCE OF THE COMMON SECURITIES; SUBSCRIPTION AND PURCHASE OF DEBENTURES.

      (a) Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.02 of this Trust Agreement and deliver to the Depositor, Common Securities Certificates registered in the name of the Depositor, in an aggregate amount of 619 Common Securities having an aggregate Liquidation Amount of $619,000 against payment by the Depositor of such amount. Contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, shall subscribe to and purchase from the Depositor, Debentures, registered in the name of the Property Trustee on behalf of the Trust and having an aggregate principal amount equal to $619,000 and, in satisfaction of the purchase price for such Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of $619,000.

      (b) If the Placement Agent exercises its option, then an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 5.02, and deliver to the Depositor, Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of up to 93 Common Securities having an aggregate Liquidation Amount of up to $93,000 against payment by the Depositor of an amount equal to the product of $1,000 multiplied by the number of additional Common Securities purchased by the Depositor. Contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, shall subscribe to and purchase from the Depositor, Debentures, registered in the name of the Property Trustee on behalf of the Trust and having an aggregate principal amount of up to $93,000 and, in satisfaction of the purchase price of such Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor an amount equal to the sum of the amounts received from one of the Administrative Trustees pursuant to the first sentence of this Section 2.05(b) and the second sentence of Section 2.04.

      Section 2.06 DECLARATION OF TRUST. The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Debentures, and (b) to engage in those activities necessary, convenient or incidental thereto. The Depositor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Trust and the Securityholders. The Administrative Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust.

      Section 2.07 AUTHORIZATION TO ENTER INTO CERTAIN TRANSACTIONS.

      (a) The Property Trustee and the Administrative Trustees shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section, and in accordance with the following provisions (i) and (ii), the Property Trustee and the Administrative Trustees shall have the authority to enter into all transactions and agreements determined by the Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

            (i) As among the Trustees, the Administrative Trustees shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

                  (A)   the issuance and sale of the Trust Securities;

                  (B) to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust, the Expense Agreement and the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Trust;

                  (C) assisting in any registration of the Capital Securities under state securities or blue sky laws;

                  (D) assisting in the approval for trading of the Capital Securities upon the PORTAL System and the preparation and filing of any periodic and other reports and other documents pursuant to the foregoing;

                  (E) the sending of notices (other than notices of default) and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

                  (F) the consent to the appointment of a Paying Agent, authenticating agent and Securities Registrar in accordance with this Trust Agreement (which consent shall not be unreasonably withheld);

                  (G) to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                  (H) unless otherwise determined by the Property Trustee or the Holders of at least a majority of Liquidation Amount of the Capital Securities, or as otherwise required by the Delaware Business Trust Act, to execute on behalf of the Trust (either acting alone or together with any or all of the Administrative Trustees) any documents that the Administrative Trustees have the power to execute pursuant to this Trust Agreement; and

                  (I) the taking of any action incidental to the foregoing as the Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).

            (ii) As among the Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

                  (A)   the establishment of the Payment Account;

                  (B)   the receipt of the Debentures;

                  (C) the collection of interest, principal and any other payments made in respect of the Debentures in the Payment Account;

                  (D) the distribution through the Paying Agent of amounts distributable to the Securityholders in respect of the Trust Securities;

                  (E) registering transfers of the Trust Securities in accordance with this Trust Agreement;

                  (F) the exercise of all of the rights, powers and privileges of a holder of the Debentures;

                  (G) the sending of notices of default and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

                  (H) the distribution of the Trust Property in accordance with the terms of this Trust Agreement;

                  (I) to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

                  (J)   after an Event of Default (other than under paragraph
            (b), (c), (d) or (e) of the definition of such term if such Event of Default is by or with respect to the Property Trustee, in which case the Administrative Trustees shall have such power, duty and authority) the taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder); and

                  (K) any of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 2.7(a)(i)(E) and
            (I) herein; and in the event of a conflict between the action of the Administrative Trustees and the action of the Property Trustee, the action of the Property Trustee shall prevail.

      (b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trustees and the Trust shall not (i) acquire any investments or engage in any activities not authorized by this Trust Agreement,
(ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein, (iii) take any action that would result in more than an insubstantial risk that the Trust would fail or cease to qualify as a "grantor trust" for United States Federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt or (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Administrative Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the

Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.

      (c) In connection with the issuance and sale of the Capital Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects as actions of the Trust):

            (i) to prepare preliminary and final Offering Memoranda with respect to the transactions contemplated by the Purchase Terms Agreement;

            (ii) to determine the States in which to take appropriate action to qualify or register for sale all or part of the Capital Securities and to do any and all such acts, other than actions which must be taken by or on behalf of the Trust, and advise the Trustees of actions they must take on behalf of the Trust, and prepare for execution and filing any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States and in connection with the sale of the Capital Securities;

            (iii) to negotiate the terms of, and execute and deliver, the Purchase Terms Agreement providing for the sale of the Capital Securities; and

            (iv) to take any other actions necessary or desirable to carry out any of the foregoing activities.

      (d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not (i) be deemed to be an "investment company" required to be registered under the Investment Company Act, or (ii) fail or cease to qualify as a grantor trust for United States Federal income tax purposes and so that the Debentures will be treated as indebtedness of the Depositor for United States Federal income tax purposes. In this connection, the Depositor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that each of the Depositor and the Administrative Trustees determines in its discretion to be necessary or desirable for such purposes as long as such action does not adversely affect in any material respect the interests of the Holders of the Capital Securities. In no event shall the Trustees be liable to the Trust or the Holders for any failure to comply with this section that results from a change in law or regulation or in the interpretation thereof.

      (e) All prior actions taken by the Administrative Trustees on behalf of Parent in furtherance of Parent's powers, duties and obligations under the Original Trust Agreement are hereby ratified and affirmed as actions of the Trust.

      Section 2.08 ASSETS OF TRUST. The assets of the Trust shall consist of the Trust Property.

      Section 2.09 TITLE TO TRUST PROPERTY. Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Trust and the Securityholders in accordance with this Trust Agreement.

                                   ARTICLE III

                                 PAYMENT ACCOUNT

      Section 3.01 PAYMENT ACCOUNT.

      (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and any agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Securityholders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

      (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

                                   ARTICLE IV

                            DISTRIBUTIONS; REDEMPTION

      Section 4.01 DISTRIBUTIONS.

      (a) The Trust Securities represent undivided beneficial interests in the Trust Property, and Distributions (including Additional Amounts) will be made on the Trust Securities at the rate and on the dates that payments of interest (including Additional Interest, as defined in the Indenture) are made on the Debentures. Accordingly:

            (i) Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accumulate from February 5, 1999, and, except in the event (and to the extent) that the Parent exercises its right to defer interest payments for the Debentures pursuant to Section 301 of the Indenture (an "Extension Period"), shall be payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, commencing on March 31, 1999. If any date on which Distributions are otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day which is a Business Day (and without any additional distribution or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date on which such payment was originally payable (each date on which distributions are payable in accordance with this Section 4.01(a), a "Distribution Date").

            (ii) Subject to Section 4.03 hereof, all Distributions will be made pro rata on each of the Trust Securities. Distributions payable on the Capital Securities shall be fixed at a rate of 9.00% per annum of the Liquidation Amount of the Capital Securities. Distributions payable on the Common Securities shall be fixed at a rate of 9.00% per annum of the Liquidation Amount of the Common Securities. The amount of Distributions payable for any full quarter shall be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full monthly period, shall be computed on the basis of the actual number of days elapsed in such period. During any Extension Period with respect to the Debentures, Distributions on Trust Securities shall be deferred for a period equal to the Extension Period. The amount of Distributions payable for any period shall include the Additional Amounts, if any.

            (iii) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be deemed payable on each Distribution Date only to the extent that the Trust has funds available in the Payment Account for the payment of such Distributions.

      (b) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities at the close of business on the relevant record date, which shall be the fifteenth day of the month in which the relevant Distribution Date occurs.

      Section 4.02 REDEMPTION.

      (a) On each Debenture Redemption Date and on the stated maturity of the Debentures, the Trust will be required to redeem a Like Amount of Trust Securities subject to approval of the Federal Reserve, if then required under the applicable capital guidelines or policies of the Federal Reserve, at the Redemption Price.

      (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register. All notices of redemption or liquidation shall state:

            (i)   the Redemption Date;

            (ii)  the Redemption Price;

            (iii) the CUSIP number or numbers of the Capital Securities affected;

            (iv) if less than all the Outstanding Trust Securities are to be redeemed, the aggregate Liquidation Amount of the Trust Securities to be redeemed;

            (v) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accrue on and after said date; and

            (vi) the place or places where the Trust Securities are to be surrendered for the payment of the Redemption Price.

      (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds available in the Payment Account for the payment of such Redemption Price.

      (d) If the Property Trustee gives a notice of redemption in respect of any Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, subject to Section 4.02(c), the Property Trustee will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and will, so long as the Capital Securities are in book-entry-only form, irrevocably deposit with the Clearing Agency for the Capital Securities Funds sufficient to pay the applicable Redemption Price, will give such Clearing Agency irrevocable instructions and authority to pay the redemption price to the Holders thereof. If the Capital Securities are no longer in book-entry-only form, the Property Trustee, subject to Section 4.02(c), will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders thereof upon surrender of their Capital Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Securityholders holding Trust Securities so called for redemption will cease, except the right of such Securityholders to receive the Redemption Price and any Distribution payable in respect of the Trust Securities on or prior to the Redemption Date, but without interest on such Redemption Price, and such Trust Securities will cease to be outstanding. In the event that any date fixed for redemption of Trust Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accumulate, as set forth in Section 4.01, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

      (e) Payment of the Redemption Price on the Trust Securities and distribution of Debentures to holders of Capital Securities shall be made to the record holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be the date fifteen (15) days prior to the relevant Redemption Date or Liquidation Date, as applicable.

      (f) Subject to Section 4.03(a), if less than all of the outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Trust Securities to be redeemed will be allocated pro rata to the Trust Securities based upon the relative Liquidation Amounts of such classes. The particular Capital Securities to be redeemed will be selected on a pro rata basis by the Property Trustee from the outstanding Capital Securities not previously called for redemption, by such method (including, without limitation, by lot) as the Property Trustee deems fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of the Liquidation Amount of Capital Securities of a denomination larger than $1,000. The Property Trustee will promptly notify the registrar for the Capital Securities in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities will relate to the portion of the aggregate Liquidation Amount of Capital Securities which has been or is to be redeemed.

      Section 4.03 SUBORDINATION OF COMMON SECURITIES.

      (a) Payment of Distributions (including Additional Amounts, if applicable) on, the Redemption Price of and the Liquidation Distribution in respect of the Trust Securities, as applicable, shall be made, subject to
Section 4.02(f), pro rata among the Capital Securities and the Common Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date, Redemption Date or Liquidation Date any Event of Default resulting from a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of or Liquidation Distribution in respect of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all Outstanding Capital Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Capital Securities, then called for redemption, or in the case of payment of the Liquidation Distribution the full amount of such Liquidation Distribution on all Outstanding Capital Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or the Redemption Price of, Capital Securities then due and payable.

      (b) In the case of the occurrence of any Event of Default resulting from any Debenture Event of Default, the Holder of Common Securities will be deemed to have waived any right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until all such Events of Default under this Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Capital Securities and not on behalf of the Holder of the Common Securities, and only the Holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

      Section 4.04 PAYMENT PROCEDURES. Payments of Distributions (including Additional Amounts if applicable) in respect of the Capital Securities shall be made at (a) the Corporate Trust Office of the Property Trustee, (b) the principal office of any Paying Agent, or (c) the principal office of the Securities Registrar; provided that payment of any Distribution may be made, at the option of the Administrative Trustees, by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register; if the Capital Securities are held by a Clearing Agency, such payments shall be made either by check or by wire transfer, at the option of the Paying Agent, to the Clearing Agency in immediately available funds, which shall credit the relevant Persons' accounts at such Clearing Agency on the applicable Distribution Dates. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Holder of the Common Securities.

      Section 4.05 TAX RETURNS AND REPORTS.

      (a) The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor's expense, and filed by January 31 following each calendar year all Federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, by January 31 following each calendar year the Administrative Trustees shall (a) prepare and file (or cause to be prepared or filed) the Internal Revenue Service Form 1041 (or any successor form) required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Securityholder the related Internal Revenue Service Form 1099 (or any successor form). The Administrative Trustees shall provide the Depositor and the Property Trustee with a copy of all such returns, reports and schedules promptly after such filing or furnishing.

      (b) In the event that any withholding tax is imposed on the Trust's payment to a Securityholder, such tax shall reduce the amount otherwise distributable to the Securityholder in accordance with this Section. Any Securityholder who is a nonresident alien individual or which is organized under the laws of a jurisdiction outside the United States shall, on or prior to the date such Securityholder becomes a Securityholder, (a) so notify the Trust and the Trustees, and (b) either (i) provide the Trust and the Trustees with Internal Revenue Service Form 1001, 4224, 8709 or W-8, as appropriate, or (ii) notify the Trust and the Trustees that it is not entitled to an exemption from United States withholding tax or a reduction in the rate thereof on payments of interest. Any such Securityholder agrees by its acceptance of a Capital Security, on an ongoing basis, to provide like certification for each taxable year for which it is necessary to provide such information and to notify the Trust and the Trustees should subsequent circumstances arise affecting the information provided the Trustees in clauses (a) and (b) above. The Trustees shall be fully protected in relying upon, and each Securityholder by its acceptance of a Capital Security hereunder agrees to indemnify and hold the Trustees harmless against all claims or liability of any kind arising in connection with or related to the Trustees' reliance upon, any documents, forms or information provided by any Securityholder to the Trustees. In addition, if the Trustees have not withheld taxes on any payment made to any Securityholder, and the Trustees are subsequently required to remit to any taxing authority any such amount not withheld, such Securityholder shall return such amount to the Trustees upon written demand by the Trustees. The Trustees shall be liable only for direct (but not consequential) damages to any Securityholder due to the Trustees' violation of the Code and only to the extent such liability is caused by the Trustees' failure to act in accordance with its standard of care under this Agreement. The Trustees shall comply with United States federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Securityholders under the Trust Securities.

      Section 4.06 PAYMENT OF TAXES, DUTIES, ETC. OF THE TRUST. Upon receipt under the Debentures of Additional Sums (as defined in the Indenture), the Property Trustee shall promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority.

      Section 4.07 PAYMENTS UNDER INDENTURE. Any amount payable hereunder to any Holder of Capital Securities (and any Owner with respect thereto) shall be reduced by the amount of any corresponding payment such Holder (and Owner with respect to a Holder's Capital Securities) has directly received pursuant to
Section 508 of the Indenture or Section 5.11 of this Trust Agreement.

                                    ARTICLE V

                          TRUST SECURITIES CERTIFICATES

      Section 5.01 INITIAL OWNERSHIP. Upon the formation of the Trust and the contribution by the Depositor pursuant to Section 2.03 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole beneficial owner of the Trust.

      Section 5.02 THE TRUST SECURITIES CERTIFICATES.

      (a) The Capital Securities Certificates shall be issued in minimum denominations of $100,000 Liquidation Amount (100 Capital Securities) and integral multiples of $1,000 in excess thereof, and the Common Securities Certificates shall be issued in denominations of $1,000 Liquidation Amount and integral multiples thereof. The Trust Securities Certificates shall be executed on behalf of the Trust by signature of the three Administrative Trustees. Trust Securities Certificates bearing the signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Sections 5.03 and 5.05.

      (b) The Capital Securities Certificates issued to Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act), upon original issuance, will be issued in the form of a Global Capital Securities Certificate registered in the name of Cede & Co. ("Cede"), as the Clearing Agency's nominee, and deposited with or on behalf of the Clearing Agency for credit by the Clearing Agency to the respective accounts of the Owners thereof (or such other accounts as they may direct). Except as set forth herein, record ownership of the Global Capital Security may be transferred, in whole or in part, only to another nominee of the Clearing Agency or to a successor of the Clearing Agency or its nominee.

      (c) The Capital Securities Certificates issued to Persons other than Qualified Institutional Buyers, upon their original issuance, shall be issued in definitive form and may not be represented by the Global Capital Securities Certificate.

      (d) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

      (e) Pending the preparation of definitive Trust Securities Certificates, the Administrative Trustees may execute on behalf of the Trust and delivery, temporary Trust Securities Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Trust Securities Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Administrative Trustees executing such temporary Trust Securities Certificates may determine, as evidenced by their execution of such Trust Securities Certificates.

      If temporary Trust Securities Certificates are issued, the Trust will cause definitive Trust Securities Certificates to be prepared without unreasonable delay. After the preparation of definitive Trust Securities Certificates, the temporary Trust Securities Certificates shall be exchangeable for definitive Trust Securities Certificates upon surrender of the temporary Trust Securities Certificates at any office or agency of the Trust, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Trust Securities Certificates, the Administrative Trustees shall execute and deliver in exchange therefor a like amount of definitive Trust Securities Certificates having the same date of issuance and the same terms as such temporary Trust Securities Certificates. Until so exchanged, the temporary Trust Securities Certificates shall in all respects be entitled to the same benefits under this Trust Agreement as definitive Trust Securities Certificates.

      Section 5.03 DELIVERY OF TRUST SECURITIES CERTIFICATES On the Closing Date, the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Section 2.04, to be executed on behalf of the Trust and delivered to or upon the written order of the Depositor, executed by one authorized officer thereof, without further corporate action by the Depositor, in authorized denominations.

      Section 5.04 GLOBAL CAPITAL SECURITY

      (a) The Global Capital Securities issued under this Trust Agreement will be registered in the name of Cede, as a nominee of the Clearing Agency, and delivered to its custodian therefor, and such Global Capital Security shall constitute a single Capital Security for all purposes of this Trust Agreement.

      (b) Notwithstanding any other provision in this Trust Agreement, the Global Capital Security may not be exchanged in whole or in part for Capital Securities registered, and no transfer of the Global Capital Security in whole or in part may be registered, in the name of any Person other than the Clearing Agency for such Global Capital Security, Cede, or other nominee thereof unless
(i) such Clearing Agency advises the Property Trustee in writing that such Clearing Agency is no longer willing or able to continue as Clearing Agency with respect to such Global Capital Security, and the Depositor is unable to locate a qualified successor, (ii) the Depositor at its sole option advises the Clearing Agency in writing that it elects to terminate the book-entry system through the Clearing Agency, or (iii) there shall have occurred and be continuing a Debenture Event of Default. If a Capital Security which is not a Global Capital Security is transferred to a Holder which desires to take delivery in the form of a beneficial interest in a Global Capital Security, then such transfer shall be permitted pursuant to the provisions of Section 5.05(b)(i). In addition, beneficial interests in a Global Capital Security may be exchanged by or on behalf of the Clearing Agency for certificated Capital Securities upon transfer of such beneficial interests to a non-Qualified Institutional Buyer.

      (c) If the Global Capital Security is to be exchanged for Capital Securities or canceled in whole, it shall be surrendered by or on behalf of the Clearing Agency or its nominee to the Securities Registrar for exchange or cancellation as provided in this Article V. If the Global Capital Security is to be exchanged for Capital Securities or canceled in part, or if a Capital Security is to be exchanged for Capital Securities or canceled in part, or if a Capital Security is to be exchanged in whole or in part for a beneficial interest in the Global Capital Security, then either (i) such Global Capital Security shall be so surrendered for exchange or cancellation as provided in this Article V or (ii) the aggregate Liquidation Amount thereof shall be reduced, subject to Section 5.02, or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the aggregate Liquidation Amount of such Capital Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Security Registrar, whereupon the Property Trustee, in accordance with the Applicable Procedures, shall instruct the Clearing Agency or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of Global Capital Security by the Clearing Agency and Clearing Agency Participants, accompanied by registration instructions executed by an Administrative Trustee on behalf of the Trust and, to the extent required in Section 5.05(c), a Restricted Capital Securities Certificate, the Property Trustee shall, subject to the Article V, countersign and make available for delivery any executed Capital Securities delivered to it issuable in exchange for such Global Capital Security (or portion thereof) in accordance with the instructions of the Clearing Agency. The Property Trustee shall not be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions.

      (d) The Clearing Agency or its nominee, as the registered owner of the Global Capital Security, shall be considered the Holder of the Capital Securities represented by the Global Capital Security for all purposes under this Trust Agreement and the Capital Securities, and owners of beneficial interests in the Global Capital Security shall hold such interests pursuant to the Applicable Procedures and, except as otherwise provided herein, shall not be entitled to have any of the individual Capital Securities represented by the Global Capital Security registered in their names, shall not receive nor be entitled to receive physical delivery of any such Capital Securities in definitive form and shall not be considered the Holders thereof under this Trust Agreement. Accordingly, any such Owner's beneficial interest in the Global Capital Security shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Clearing Agency or its nominee. The Securities Registrar and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Global Capital Securities (including the giving of notices or other communications required under this Trust Agreement, the payment of the Liquidation Amount of and Distributions on the Global Capital Securities and the giving of instructions or directions to Owners of Global Capital Securities) as the sole Holder of Global Capital Securities and shall have no obligations to the Owners thereof. Neither the Property Trustee nor the Securities Registrar shall have any liability in respect of any transfers effected by the Clearing Agency.

      (e) The rights of Owners of beneficial interests in the Global Capital Security shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such owners and the Clearing Agency. Neither the Clearing Agency nor its nominee will consent or vote with respect to the Capital Securities. Under its usual procedures, the Clearing Agency or its nominee would mail an Omnibus Proxy to the Trust as soon as possible after the relevant record date. The Omnibus Proxy assigns the consenting or voting rights of the Clearing Agency or its nominee to those Clearing Agency Participants, identified in a listing attached to such Omnibus Proxy, to whose accounts the Capital Securities are credited on such record date.

      Section 5.05 REGISTRATION OF TRANSFER AND EXCHANGE GENERALLY; CERTAIN TRANSFERS AND EXCHANGES; CAPITAL SECURITIES CERTIFICATES; SECURITIES ACT LEGENDS.

      (a) The Property Trustee shall keep or cause to be kept at its Corporate Trust Office a register or registers for the purpose of registering Capital Securities Certificates and Common Securities Certificates and transfers and exchanges of Capital Securities Certificates and Common Securities Certificates in which the registrar and transfer agent with respect to the Capital Securities (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Capital Securities Certificates and Common Securities Certificates (subject to Section 5.11 in the case of Common

Securities Certificates) and registration of transfers and exchanges of Capital Securities Certificates and Common Securities Certificates as herein provided. Such register is herein sometimes referred to as the "Securities Register." The Bank is hereby appointed "Securities Registrar" for the purpose of registering Capital Securities and transfers of Capital Securities as herein provided. The provisions of Sections 8.01, 8.03 and 8.06 hereunder shall apply to the Bank also in its role as Securities Registrar.

      Upon surrender for registration of transfer of any Capital Security at the offices or agencies of the Property Trustee designated for that purpose, the Administrative Trustees shall execute, and the Property Trustee shall, if requested by an Administrative Trustee, authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Capital Securities of any authorized denominations of like tenor and aggregate liquidation amount and bearing such restrictive legends as may be required by this Trust Agreement.

      At the option of the Holder, Capital Securities may be exchanged for other Capital Securities of any authorized denominations, of like tenor and aggregate Liquidation Amount and bearing such restrictive legends as may be required by this Trust Agreement, upon surrender of the Capital Securities to be exchanged at such office or agency. Whenever any securities are so surrendered for exchange, an Administrative Trustee shall execute and the Property Trustee shall, if requested by an Administrative Trustee, authenticate and make available for delivery the Capital Securities that the Holder making the exchange is entitled to receive.

      All Capital Securities issued upon any transfer or exchange of Capital Securities shall be the valid obligations of the Trust, entitled to the same benefits under this Trust Agreement as the Capital Securities surrendered upon such transfer or exchange.

      Every Capital Security presented or surrendered for transfer or exchange shall (if so required by the Property Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Property Trustee and the Securities Registrar, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing.

      No service charge shall be made to a Holder for any transfer or exchange of Capital Securities, but the Property Trustee or the Securities Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Capital Securities.

      Neither the Trust nor the Property Trustee shall be required, pursuant to the provisions of this Section, to register the transfer of or exchange any Capital Security so selected for redemption in whole or in part, except, in the case of any such Capital Security to be redeemed in part, any portion thereof not to be redeemed.

      The Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 and integral multiples of $1,000 in excess thereof. Any transfer, sale or other disposition of Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the Holder of such Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Capital Securities.

      (b) Certain Transfers and Exchanges. Subject to Section 5.04(c), but notwithstanding any other provision of this Trust Agreement, transfers and exchanges of Capital Securities and beneficial interests in a Global Capital Security shall be made only in accordance with this Section 5.05(b) and Section 5.04(c).

            (i) Non-Global Capital Security to Global Capital Security. If the Holder of a Capital Security (other than the Global Capital Security) wishes at any time to transfer all or any portion of such Capital Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Global Capital Security, such transfer may be effected only in accordance with the provisions of this clause (b)(i) and subject to the Applicable Procedures. Upon receipt by the Securities Registrar of (A) such Capital Security as provided in Section 5.05(a) and instructions satisfactory to the Securities Registrar directing that a beneficial interest in the Global Capital Security in a specified liquidation amount not greater than the liquidation amount of such Capital Security to be credited to a specified Clearing Agency Participant's account, (B) a Capital Securities Certificate duly executed by such Holder or such Holder's attorney duly authorized in writing, and (C) a certification substantially similar to that attached hereto as Exhibit C, then the Securities Registrar shall cancel such Capital Security (and issue a new Capital Security in respect of any untransferred portion thereof) and increase the aggregate Liquidation Amount of the Global Capital Security by the specified Liquidation Amount as provided in
      Section 5.04(c).

            (ii) Non-Global Capital Security to Non-Global Capital Security. A Capital Security that is not a Global Capital Security may be transferred, in whole or in part, to a Person who takes delivery in the form of another Capital Security that is not a Global Capital Security as provided in
      Section 5.05(a); provided that if the Capital Security to be transferred in whole or in part is a Restricted Capital Security, the Securities Registrar shall have received a Restricted Capital Securities Certificate duly executed by the transferor Holder or such Holder's attorney duly authorized in writing.

            (iii) Exchanges Between Global Capital Security and Non-Global Capital Security. A beneficial interest in the Global Capital Security may be exchanged for a Capital Security that is not a Global Capital Security only as provided in Section 5.04.

            (iv) Limitations Relating to Liquidation Amount. Notwithstanding any other provision of this Trust Agreement and unless otherwise specified as permitted by this Trust Agreement, Capital Securities or portions thereof may be transferred or exchanged only in Liquidation Amounts of not less than $100,000 and integral multiples of $1,000 in excess thereof. Any transfer, exchange or disposition of Capital Securities in contravention of this Section 5.05(b)(iv) shall be deemed to be void and of no legal effect whatsoever, any such transferee shall be deemed not to be the Holder or owner of any beneficial interest in such Capital Securities for any purpose, including but not limited to the receipt of interest payable on such Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Capital Securities.

      (c)   Restricted Securities Legend. (i) Except as set forth in this
Section 5.04(c), all Capital Securities shall bear a Restricted Capital Securities legend substantially in the following form:

      THIS CAPITAL SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS CAPITAL SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

      THE HOLDER OF THIS CAPITAL SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS CAPITAL SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY "AFFILIATE" OF THE COMPANY WAS THE OWNER OF THIS CAPITAL SECURITY (OR ANY PREDECESSOR OF THIS CAPITAL SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) AS LONG AS THIS CAPITAL SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A,
      (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS CAPITAL SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) TO AN INDIVIDUAL ACCREDITED INVESTOR WITHIN THE MEANING OF SUBPARAGRAPH (A)(5) OR (6) OF RULE 501 UNDER THE SECURITIES ACT, RESIDING IN ONE OF THE JURISDICTIONS AUTHORIZED BY THE COMPANY, THAT IS PURCHASING THE CAPITAL SECURITIES FOR ITS OWN ACCOUNT FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE TRUST AND THE COMPANY PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, (ii) PURSUANT TO CLAUSE (D) TO REQUIRE THAT THE TRANSFEROR DELIVER TO THE TRUST A LETTER FROM THE TRANSFEREE SUBSTANTIALLY IN THE FORM OF APPENDIX C TO THE OFFERING MEMORANDUM DATED JANUARY 29, 1999, AND
      (iii) PURSUANT TO CLAUSE (E) TO REQUIRE THAT THE TRANSFEROR DELIVER TO THE TRUST OR OTHER TRANSFER AGENT A QUESTIONNAIRE AND INVESTMENT AGREEMENT, EACH OF WHICH IS AVAILABLE FROM THE COMPANY. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS

      CAPITAL SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

            (ii) Subject to the following paragraphs of this Section 5.04(c), a new Capital Security (other than a Global Capital Security) that does not bear a Restricted Capital Securities Legend may be issued in exchange for or in lieu of a Restricted Capital Security or any portion thereof that bears such a legend if, in the Depositor's judgment, placing such a legend upon such new Capital Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Property Trustee, at the written direction of the Trust in the form of an Officers' Certificate, shall authenticate and deliver such a new Capital Security as provided in this Article V.

            (iii) Notwithstanding the foregoing provisions of this Section 5.04(c), a successor Capital Security of a Capital Security that does not bear a Restricted Capital Securities Legend shall not bear such form of legend unless the Depositor has reasonable cause to believe that such successor Capital Security is a "restricted security" within the meaning of Rule 144 under the Securities Act, in which case the Property Trustee, at the written direction of the Trust in the form of an Officer's Certificate, shall authenticate and deliver a new Capital Security bearing a Restricted Capital Securities Legend in exchange for such successor Capital Security as provided in this Article V.

            (iv) Upon any sale or transfer of a Restricted Capital Security (including any Restricted Capital Security represented by a Global Capital Security) pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act after such registration ceases to be effective, (A) in the case of an Restricted Capital Security that is a definitive Capital Security, the Securities Registrar shall permit the Holder thereof to exchange such Restricted Capital Security for a definitive Capital Security that does not bear the Restricted Securities Legend and rescind any restriction on the transfer of such Restricted Capital Security; and (B) in the case of any Restricted Capital Security that is represented by a Global Capital Security, the Securities Registrar shall permit the Holder of such Global Capital Security to exchange such Global Capital Security for another Global Capital Security that does not bear the Restricted Securities Legend.

            (v) If Restricted Capital Securities are being presented or surrendered for transfer or exchange then there shall be (if so required by the Property Trustee), (a) if such Restricted Capital Securities are being delivered to the Securities Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or (b) if such Restricted Capital Securities are being transferred, if the Trust or Securities Registrar so requests, evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the Restricted Capital Securities Legend.

      Section 5.06 MUTILATED, DESTROYED, LOST OR STOLEN TRUST SECURITIES CERTIFICATES. If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrative Trustees, or any one of them, on behalf of the Trust shall execute and cause to be made available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

      Section 5.07 PERSONS DEEMED SECURITYHOLDERS. Prior to due presentation of a Trust Securities Certificate for registration of transfer, the Administrative Trustees or the Securities Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving distributions and for all other purposes whatsoever, and neither the Trustees nor the Securities Registrar shall be bound by any notice to the contrary.

      Section 5.08 ACCESS TO LIST OF SECURITYHOLDERS' NAMES AND ADDRESSES. Each Holder, by receiving and holding a Trust Securities Certificate, and each Owner shall be deemed to have agreed not to hold either the Depositor, the Property Trustee or the Administrative Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

      Section 5.09 MAINTENANCE OF OFFICE OR AGENCY. The Administrative Trustees shall maintain an office or offices or agency or agencies where Capital Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served. The Administrative Trustees initially designate the Corporate Trust Office as the office for such purposes. Such offices may also consist of the principal office of any Paying Agent or the principal office of the Securities Registrar. The Administrative Trustees shall give prompt written notice to the Depositor and to the Securityholders of any change in the location of the Securities Register or any such office or agency.

      Section 5.10 APPOINTMENT OF PAYING AGENT. The Paying Agent shall make distributions to Securityholders from the Payment Account and shall report the amounts of such distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the distributions referred to above. The Administrative Trustees may revoke such power and remove the Paying Agent in their sole discretion. The Paying Agent shall initially be the Bank, and any co-paying agent chosen by the Bank, and acceptable to the Administrative

Trustees and the Depositor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees, the Property Trustee and the Depositor. In the event that the Bank shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor that is acceptable to the Property Trustee and the Depositor to act as Paying Agent (which shall be a bank or trust company). The Administrative Trustees shall cause such successor Paying Agent or any additional Paying Agent appointed by the Administrative Trustees to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.01, 8.03 and 8.06 shall apply to the Bank also in its role as Paying Agent, for so long as the Bank shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

      Section 5.11 OWNERSHIP OF COMMON SECURITIES BY DEPOSITOR. On the Closing Date the Depositor shall acquire and thereafter shall retain beneficial and record ownership of the Common Securities. Any attempted transfer of the Common Securities other than as set forth in the preceding sentence shall be void; provided that any permitted successor of the Depositor under the Indenture may succeed to the Depositor's ownership of the Common Securities. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating substantially "THIS CERTIFICATE IS NOT TRANSFERABLE."

      Section 5.12 RIGHTS OF SECURITYHOLDERS.

      (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.09, and the Securityholders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights and when issued and delivered to Securityholders against payment of the purchase price therefor and upon such payment will be fully paid and nonassessable by the Trust. The Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

      (b) For so long as any Capital Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the holders of not less than 25% in aggregate principal amount of the outstanding Debentures fail to declare the principal of all of the Debentures to be immediately due and payable, the Holders of at least 25% in Liquidation Amount of the Capital Securities then Outstanding shall have such right by a notice in writing to the Depositor and the Debenture Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Debentures shall become immediately due and payable, provided that the payment of principal and interest on such Debentures remains subordinated to the extent provided in the Indenture.

      At any time after such a declaration of acceleration with respect to the Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Debenture Trustee as described in the Indenture, if the holders of a majority in aggregate principal amount of the outstanding Debentures fail to annul any such declaration and waive such default, the Holders of a majority in Liquidation Amount of the Capital Securities, by written notice to the Depositor and the Debenture Trustee, may rescind and annul such declaration and its consequences if:

            (i) the Depositor has paid or deposited with the Debenture Trustee a sum sufficient to pay:

                  (A) all overdue installments of interest (including any Additional Interest (as defined in the Indenture) on all of the Debentures,

                  (B) the principal of any Debenture which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Debentures, and

                  (C) all sums paid or advanced by the Debenture Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Debenture Trustee and the Property Trustee, their agents and counsel; and

            (ii) all Debenture Events of Default, other than the non-payment of the principal of the Debentures which has become due solely by such acceleration, have been cured or waived as provided in Section 513 of the Indenture. The holders of a majority in aggregate Liquidation Amount of the Capital Securities may, on behalf of the Holders of all the Capital Securities, waive any past default under the Indenture, except a default in the payment of principal of or interest (including any Additional Interest, as defined in the Indenture) on any Debenture (unless such default has been cured and a sum sufficient to pay all matured installments of interest (including any Additional Interest, as defined in the Indenture) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture. Upon such waiver, any such default or Event of Default shall cease to exist, and any default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Trust Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

      Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of the Capital Securities all or part of which are represented by Global Capital Securities Certificates, a record date shall be established for determining Holders of Outstanding Capital Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided, that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration or acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration or acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this
Section 5.12(b).

      (c) For so long as any Capital Securities remain outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, upon a Debenture Event of Default specified in Section 501(1) or 501(2) of the Indenture, any Holder of Capital Securities shall have the right to institute a proceeding directly against the Depositor, pursuant to
Section 508 of the Indenture, for enforcement of payment to such Holder of the principal amount of (and premium, if any) or interest (including any Additional Interest, as defined in the Indenture) on Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such Holder (a "Direct Action"). Except as set forth in Section 5.12(b) and (c), the Holders of Capital Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Debentures.

                                   ARTICLE VI

                    ACTS OF SECURITYHOLDERS; MEETINGS; VOTING

      Section 6.01 LIMITATIONS ON VOTING RIGHTS.

      (a) Except as provided in this Section, in Section 10.03 and in the Indenture and as otherwise required by law, no Holder of Capital Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Securityholders from time to time as partners or members of an association.

      (b) So long as any Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures, (ii) waive any past default which is waivable under Section 513 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a majority in Liquidation Amount of the Outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Capital Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of Capital Securities, except by a subsequent vote of the Holders of Capital Securities. The Property Trustee shall notify all Holders of the Capital Securities of any notice of default received from the Debenture Trustee. In addition to obtaining the foregoing approvals of the Holders of the Capital Securities, prior to taking any of the foregoing actions, the Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that the Trust will not fail to be classified as a grantor trust for United States federal income tax purposes on account of such action.

      (c) Except as provided in Section 10.03, if any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect,
(i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Capital Securities, whether by way of amendment to the Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Capital Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a majority in Liquidation Amount of the Outstanding Capital Securities. No amendment to this Trust Agreement may be made if, as a result of such amendment, the Trust would fail to be classified as a grantor trust for United States Federal income tax purposes or would lose its exemption from status as an "investment company" under the Investment Company Act.

      Section 6.02 NOTICE OF MEETINGS. Notice of all meetings of the Capital Securityholders, stating the time, place and purpose of the meeting, shall be given by the Administrative Trustees pursuant to Section 10.09 to each Capital Securityholder of record, at his registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

      Any and all notices to which any Capital Securityholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Capital Securityholder of record at his last known address as recorded on the Securities Register.

      Section 6.03 MEETINGS OF CAPITAL SECURITYHOLDERS. No annual meeting of Securityholders is required to be held. The Administrative Trustees, however, shall call a meeting of Securityholders to vote on any matter upon the written request of the Capital Securityholders of record of at least 25% in aggregate Liquidation Amount of the Outstanding Capital Securities and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of Capital Securityholders to vote on any matters as to the which Capital Securityholders are entitled to vote.

      Capital Securityholders of record of at least 50% in aggregate Liquidation Amount of the Outstanding Capital Securities, present in person or by proxy, shall constitute a quorum at any meeting of Securityholders.

      If a quorum is present at a meeting, an affirmative vote by the Capital Securityholders of record present, in person or by proxy, holding at least a majority in aggregate Liquidation Amount of the Capital Securities held by the Capital Securityholders of record present, either in person or by proxy, at such meeting shall constitute the action of the Securityholders, unless this Trust Agreement requires a greater number of affirmative votes.

      Section 6.04 VOTING RIGHTS. Securityholders shall be entitled to one vote for each $1,000 of Liquidation Amount represented by their Trust Securities in respect of any matter as to which such Securityholders are entitled to vote.

      Section 6.05 PROXIES, ETC. At any meeting of Securityholders, any Securityholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Securityholders of record shall be entitled to vote. When Trust Securities are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

      Section 6.06 SECURITYHOLDER ACTION BY WRITTEN CONSENT. Any action which may be taken by Securityholders at a meeting may be taken without a meeting if Securityholders holding at least a majority in aggregate Liquidation Amount of all Outstanding Trust Securities entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing. The Administrative Trustees shall cause a notice of any matter upon which action by written consent of the Securityholders is to be taken, to be given to each Holder of record of the Outstanding Capital Securities in the same manner as that set forth in
Section 6.02 for notice of meetings.

      Section 6.07 RECORD DATE FOR VOTING AND OTHER PURPOSES. For the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees or the Property Trustee may from time to time fix a date, not more than 90 days prior to the date of any meeting of Securityholders or the payment of distribution or other action, as the case may be, as a record date for the determination of the identity of the Securityholders of record for such purposes.

      Section 6.08 ACTS OF SECURITYHOLDERS. Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Securityholders or Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders or Owners in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders or Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.01) conclusive in favor of the Trustees, if made in the manner provided in this Section.

      The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient.

      The ownership of Trust Securities shall be proved by the Securities Register.

      Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

      Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

      If any dispute shall arise between the Securityholders of Trust Securities and the Administrative Trustees or among such Securityholders or Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Securityholder or Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

      A Securityholder may institute a legal proceeding directly against the Depositor under the Guarantee to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee (as defined in the Guarantee), the Trust or any Person.

      Section 6.09 INSPECTION OF RECORDS. Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Trust shall be open to inspection by Securityholders during normal business hours for any purpose reasonably related to such Securityholder's interest as a Securityholder.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

      Section 7.01 REPRESENTATIONS AND WARRANTIES OF THE BANK AND THE PROPERTY TRUSTEE. The Bank and the Property Trustee, each severally on behalf of and as to itself, as of the date hereof, and each successor Property Trustee at the time of the successor Property Trustee's acceptance of its appointment as Property Trustee hereunder (the term "Bank" being used to refer to such successor Property Trustee in its separate corporate capacity) hereby represents and warrants (as applicable) as to itself only and for the benefit of the Depositor and the Securityholders that:

      (a) the Bank is a banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

      (b) the Bank has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

      (c) this Trust Agreement has been duly authorized, executed and delivered by the Bank and, assuming the authorization, execution and delivery hereof by the other parties hereto, constitutes the valid and legally binding agreement of the Bank enforceable against the Bank in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

      (d) the execution, delivery and performance by the Bank of this Trust Agreement have been duly authorized by all necessary corporate and other action on the part of the Bank and the Property Trustee, and do not require any approval of stockholders of the Bank and such execution, delivery and performance will not (i) violate the Bank's Charter or By-laws, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee or the Bank is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the State of Delaware or the United States governing the banking or trust powers of the Bank and the Property Trustee or any order, judgment or decree applicable to the Property Trustee or the Bank;

      (e) neither the authorization, execution or delivery by the Property Trustee of this Trust Agreement nor the consummation of any of the transactions by the Bank or the Property Trustee contemplated herein or therein require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing federal law governing the banking or trust powers of the Bank or the Property Trustee or under the laws of the State of Delaware;

      (f) there are no proceedings pending or, to the best of the Bank's knowledge, threatened against or affecting the Bank or the Property Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Bank to enter into or perform its obligations as one of the Trustees under this Trust Agreement; and

      (g) the principal place of business of the Property Trustee is located in the State of Delaware.

      Section 7.02 REPRESENTATIONS AND WARRANTIES OF PARENT. The Parent hereby represents and warrants for the benefit of the Securityholders that:

      (a) this Trust Agreement has been duly authorized, executed and delivered by Parent and constitutes the valid and legally binding agreement of Parent enforceable against Parent in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

      (b) the Trust Securities Certificates issued on the Closing Date on behalf of the Trust have been duly authorized and will have been duly and validly executed, issued and delivered by the Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Securityholders will be, as of each such date, entitled to the benefits of this Trust Agreement; and

      (c) there are no taxes, fees or other governmental charges payable by the Trust (or the Trustees on behalf of the Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by the Bank or the Property Trustee, as the case may be, of this Trust Agreement.

                                  ARTICLE VIII

                                  THE TRUSTEES

      Section 8.01 CERTAIN DUTIES AND RESPONSIBILITIES.

      (a) The duties and responsibilities of the Trustees shall be as provided by this Trust Agreement. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section. No Administrative Trustee shall be liable for its act or omission as a result of such Person's gross negligence or willful misconduct. To the extent that, at law or in equity, any Trustee has duties and liabilities relating to the Trust or to the Holders, such Trustee shall not be liable to the Trust or to any Holder for such Trustee's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Holders to replace such other duties and liabilities of the Trustees.

      (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Securityholder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This
Section 8.01(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement.

      (c) The Property Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Trust Agreement and no implied covenants shall be read into this Trust Agreement against the Property Trustee. In case an Event of Default has occurred (that has not been cured or waived), the Property Trustee shall exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

      (d) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

            (ii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in Liquidation Amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

            (iii) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Payment Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement;

            (iv) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Depositor. Money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 3.01 and except to the extent otherwise required by law; and

            (v) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of the Administrative Trustees or the Depositor.

      Section 8.02 CERTAIN NOTICES. Within five Business Days after the occurrence of any Event of Default, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.09, notice of any Event of Default actually known to the Property Trustee to the Securityholders, the Administrative Trustees and the Depositor, unless such Event of Default shall have been cured or waived.

      Within five Business Days after the receipt of notice of the Depositor's exercise of its right to defer the payment of interest on the Debentures pursuant to the Indenture, the Administrative Trustees shall transmit, in the manner and to the extent provided in Section 10.09, notice of such exercise to the Securityholders and the Property Trustee, unless such exercise shall have been revoked.

      Section 8.03 CERTAIN RIGHTS OF PROPERTY TRUSTEE. Subject to the provisions of Section 8.01 and except as provided by law:

      (a) the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

      (b) if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action or
(ii) in construing any of the provisions in this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Capital Securityholders are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken. The Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten Business

Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Securityholders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

      (c) any direction or act of the Depositor or the Administrative Trustees contemplated by this Trust Agreement shall be sufficiently evidenced by an Officer's Certificate;

      (d) whenever in the administration of this Trust Agreement, the Property Trustee shall deem it desirable that a matter be established before undertaking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer's Certificate which, upon receipt of such request, shall be promptly delivered by the Depositor or the Administrative Trustees;

      (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refiling or reregistration thereof;

      (f) the Property Trustee may (at the expense of Depositor) consult with counsel (which counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees) and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

      (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Securityholders pursuant to this Trust Agreement, unless such Securityholders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

      (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Securityholders, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

      (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, provided that the Property Trustee shall not be responsible for any negligence or misconduct on the part of any such agent or attorney appointed with due care by it hereunder;

      (j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder the Property Trustee (i) may request instructions from the Holders of the Trust Securities which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action, (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be protected in acting in accordance with such instructions; and

      (k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement.

      No provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

      Section 8.04 NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES. The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust and the Depositor, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Debentures.

      Section 8.05 MAY HOLD SECURITIES. Except as provided in the definition of the term "Outstanding" in Article I, any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 8.08 and 8.13, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

      Section 8.06 COMPENSATION; INDEMNITY; FEES.

      The Depositor shall:

      (a) pay to the Trustees from time to time reasonable compensation for all services rendered by them hereunder and in the case of the Property Trustee, such compensation as is separately agreed by the Depositor and the Property Trustee (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

      (b) except as otherwise expressly provided herein, reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith (or, in the case of the Administrative Trustees, any such expense, disbursement or advance as may be attributable to its, his or her gross negligence, bad faith or willful misconduct).

      (c) indemnify each of the Trustees or any predecessor Trustee for, and to hold the Trustees harmless against, any loss, damage, claims, liability, tax, penalty or expense of any kind and nature whatsoever incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder except any such expense, disbursement or advance as may be attributable to such Trustee's negligence, bad faith or willful misconduct (or, in the case of the Administrative Trustees, any such expense, disbursement or advance as may be attributable to its, his or her gross negligence, bad faith or willful misconduct). The provisions of this
Section 8.06 shall survive the termination of this Trust Agreement. To secure the Trustees' rights under this Section 806, the Property Trustee shall have a lien against the Trust Property which lien shall be subordinate to the rights of the Securityholders but prior to the rights of Depositor as to any Trust Property.

      Section 8.07 CORPORATE PROPERTY TRUSTEE REQUIRED; ELIGIBILITY OF TRUSTEES.

      (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is a national or state chartered bank and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

      (b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

      (c) There shall at all times be a Trustee with respect to the Trust Securities that shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.

      Section 8.08 CONFLICTING INTERESTS. If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.


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
      Section 8.09 CO-TRUSTEES AND SEPARATE TRUSTEE. Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor and the Administrative Trustees, by agreed action of the majority of such Trustees, shall have power to appoint, and upon the written request of the Administrative Trustees, the Depositor shall for such purpose join with the Administrative Trustees in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law, to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Trust Agreement. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall also have the power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section shall satisfy the requirements of Section 8.07. Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged, and delivered by the Depositor.

      Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

      (a) The Trust Securities shall be executed by one or more Administrative Trustees, and the Trust Securities shall be delivered by the Property Trustee, and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder, shall be exercised, solely by such Trustees and not by such co-trustee or separate trustee.

      (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties, and obligations shall be exercised and performed by such co-trustee or separate trustee.

      (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the


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
Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

      (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee, or any other trustee hereunder.

      (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

      (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

      Section 8.10 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR. No resignation or removal of any Trustee (the "Relevant Trustee") and no appointment of a successor Relevant Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Relevant Trustee in accordance with the applicable requirements of Section 8.11.

      Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time with respect to the Trust Securities by giving written notice thereof to the Securityholders. If the instrument of acceptance by a successor Relevant Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within 30 days after the giving of such notice of resignation, the resigning Relevant Trustee may petition, at the expense of the Trust, any court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to the Trust Securities.

      Subject to the following sentence, any of the Trustees may be removed at any time by Act of the Common Securityholder. If a Debenture Event of Default shall have occurred and be continuing, the Property Trustee may be removed at such time by Act of the Holders of a majority in Liquidation Amount of the Outstanding Capital Securities, delivered to the Property Trustee (in its individual capacity and on behalf of the Trust). An Administrative Trustee may be removed by the Common Securityholder at any time.

      If the Relevant Trustee shall resign, be removed or become incapable of continuing to act as Relevant Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, at a time when no Debenture Event of Default shall have occurred and be continuing, the Common Securityholder, by Act of the Common Securityholder delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees with respect to the Trust Securities and the Trust, and the retiring Relevant Trustee shall comply with the applicable requirements of Section 8.11. If the Property Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee at a time when a Debenture Event of Default shall have occurred and be continuing, the Capital Securityholders, by Act of the Securityholders of a majority in Liquidation Amount of the Capital Securities then Outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees with respect to the Trust Securities and the Trust, and such successor Trustee shall comply with the applicable requirements of
Section 8.11. If an Administrative Trustee shall resign, be removed or become incapable of continuing


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
to act as Administrative Trustee at a time when a Debenture Event of Default shall have occurred and be continuing, the Common Securityholder may appoint a successor Administrative Trustee, which successor Trustee shall comply with the applicable requirements of Section 8.11 or the Common Securityholder may reduce the number of Administrative Trustees pursuant to Section 8.17(a). If no successor Relevant Trustee with respect to the Trust Securities shall have been so appointed by the Common Securityholder or the Capital Securityholders and accepted appointment in the manner required by Section 8.11, any Securityholder who has been a Securityholder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to the Trust Securities.

      The Relevant Trustee shall give notice of each resignation and each removal of the Relevant Trustee with respect to the Trust Securities and the Trust and each appointment of a successor Relevant Trustee with respect to the Trust Securities and the Trust to all Securityholders in the manner provided in
Section 10.09 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee with respect to the Trust Securities and the Trust and the address of its Corporate Trust Office if it is the Property Trustee.

      Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee or a Property Trustee who is a natural person dies or becomes incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of remaining Administrative Trustees if there are at least two of them prior to such vacancy or (b) otherwise by the Depositor (with the successor in each case being an individual who satisfies the eligibility requirement for Administrative Trustees set forth in Section 8.07). Additionally, notwithstanding the foregoing or any other provision of this Trust Agreement, in the event the Depositor believes that any Administrative Trustee or a Property Trustee who is a natural person, as the case may be, has become incompetent or incapacitated, the Depositor, by notice to the remaining Trustees, may terminate the status of such Person as an Administrative Trustee or a Property Trustee, as the case may be (in which case the vacancy so created will be filled in accordance with the preceding sentence).

      Section 8.11 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR. In case of the appointment hereunder of a successor Relevant Trustee with respect to all Trust Securities and the Trust, every such successor Relevant Trustee so appointed shall execute, acknowledge and deliver to the Trust and to the retiring Relevant Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Relevant Trustee shall become effective and such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on the request of the Depositor or the successor Relevant Trustee, such retiring Relevant Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Relevant Trustee all the rights, powers and trusts of the retiring Relevant Trustee and shall duly assign, transfer and deliver to such successor Relevant Trustee all property and money held by such retiring Relevant Trustee hereunder.


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
      In case of the appointment hereunder of a successor Relevant Trustee with respect to the Trust Securities and the Trust, the retiring Relevant Trustee and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust and
(b) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the Trust hereunder by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees of the Trust and upon the execution and delivery of such amendment the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust; but, on request of the Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust. Upon request of any such successor Relevant Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be. No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

      Section 8.12 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS OF A TRUSTEE. Any Person into which the Property Trustee or any Administrative Trustee which is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of any such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

      Section 8.13 PREFERENTIAL COLLECTION OF CLAIMS AGAINST DEPOSITOR OR TRUST. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Trust or any other obligor upon the Trust Securities or the property of the Trust or of such other obligor or their creditors, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Property Trustee shall have made any demand on the Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

      (a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

      (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee. Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

      Section 8.14 REPORTS BY PROPERTY TRUSTEE.

      (a) Within 60 days after December 31 of each year commencing with December 31, 1999 the Property Trustee shall transmit by mail to all Securityholders, as their names and addresses appear in the Securities Register, and to the Depositor, a brief report dated as of such December 31 with respect to: (i) its eligibility under Section 8.07 or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under said Section, a written statement to such effect; (ii) a statement that the Property Trustee has complied with all of its obligations under this Trust Agreement during the twelve-month period (or, in the case of the initial report, the period since the Closing Date) ending with such December 31 or, if the Property Trustee has not complied in any material respect with such obligations, a description of such non-compliance; and (iii) any change in the property and funds in its possession as Property Trustee since the date of its last report and any action taken by the Property Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Trust Securities.

      (b) In addition, the Property Trustee shall transmit to Securityholders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

      (c) A copy of each such report shall, at the time of such transmission to Securityholders, be filed by the Property Trustee with the PORTAL System or any successor thereto if the Capital Securities are listed thereon, or with the Commission (in either case as may be required by the rules thereof) and with the Depositor.

      Section 8.15 REPORTS TO THE PROPERTY TRUSTEE. The Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section

314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

      Section 8.16 EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT. Each of the Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

      Section 8.17 NUMBER OF TRUSTEES.

      (a) The number of Trustees shall be four, provided that the Holder of all the Common Securities, by written instrument may increase or decrease the number of Administrative Trustees.

      (b) If a Trustee ceases to hold office for any reason and the number of Administrative Trustees is not reduced pursuant to Section 8.17(a), or if the number of Trustees is increased pursuant to Section 8.17(a), a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with
Section 8.10.

      (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul, dissolve or terminate the Trust. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 8.10, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

      Section 8.18 DELEGATION OF POWER.

      (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.07(a), including any governmental filing; and

      (b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

      Section 8.19 VOTING. Except as otherwise provided in this Trust Agreement, the consent or approval of the Administrative Trustees shall require consent or approval by not less than a majority of the Administrative Trustees, unless there are only two, in which case both must consent.

                                   ARTICLE IX

                           TERMINATION AND LIQUIDATION


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
      Section 9.01 TERMINATION UPON EXPIRATION DATE. The Trust shall automatically terminate on February 5, 2034 (the "Expiration Date") following the distribution of the Trust Property in accordance with Section 9.04.

      Section 9.02 EARLY TERMINATION. Upon the first to occur of any of the following events (such first occurrence, an "Early Termination Event"):

      (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor;

      (b) the written direction to the Property Trustee from the Depositor at any time (which direction is optional and wholly within the discretion of the Depositor and subject to the approval of the Federal Reserve if then required under the applicable capital guidelines or policies of the Federal Reserve ) to terminate the Trust and distribute Debentures to the Securityholders in exchange for the Capital Securities;

      (c) the redemption of all of the Capital Securities in connection with the redemption of all the Debentures, subject to approval of the Federal Reserve if then required under the applicable capital guidelines or policies of the Federal Reserve; and

      (d) the entry of an order for dissolution of the Trust shall have been entered by a court of competent jurisdiction.

then the Trustees shall take such action as is required by Section 4.02 or
Section 9.04, as applicable, and as soon as practicable thereafter, the Trustees shall cause to be filed a certificate of cancellation relating to the Trust with the Secretary of State of the State of Delaware.

      Section 9.03 TERMINATION. The respective obligations and responsibilities of the Trustees and the Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Securityholders upon the liquidation of the Trust pursuant to Section 9.04, or upon the redemption of all of the Trust Securities pursuant to Section 4.02, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of any expenses owed by the Trust; (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders; and (d) the filing of a certificate of cancellation relating to the Trust with the Secretary of State of the State of Delaware.

      Section 9.04 LIQUIDATION.

      (a)   If an Early Termination Event specified in clause (a), (b) or (d) of
Section 9.02 occurs or upon the Expiration Date, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each Securityholder a Like Amount of Debentures, subject to approval by the Federal Reserve, if then required under the applicable capital guidelines or policies of the Federal Reserve, and subject to
Section 9.04(d). Notice of liquidation shall be given by the Property Trustee by


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
first-class mail, postage prepaid, mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall:

            (i)   state the Liquidation Date;

            (ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and

            (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Debentures, or if Section 9.04(d) applies, receive a Liquidation Distribution, as the Administrative Trustees or the Property Trustee shall deem appropriate.

      (b) Except where Section 9.02(c) or 9.04(d) applies, in order to effect the liquidation of the Trust and distribution of the Debentures to Securityholders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation
Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

      (c) Except where Section 9.02 (c) or 9.04(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) The Depository Trust Company or its nominee, as the record Holder of the Capital Securities, will receive a registered global certificate representing the Debentures to be delivered upon such distribution, (iii) any Capital Securities Certificates not held by The Depository Trust Company or its nominee will be deemed to represent a Like Amount of Debentures, bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributors on such Trust Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Trust Securities Certificates with respect to such Debentures), (iv) certificates representing a Like Amount of Debentures will be issued to the Holder of the Common Securities Certificates, upon surrender of such certificates to the Administrative Trustees or their agent for exchange, (v) all rights of Securityholders holding Trust Securities will cease, except the right of such Securityholders to receive Debentures upon surrender of Trust Securities Certificates, and (vi) the Depositor shall use its best efforts to have the Debentures listed for quotation on the PORTAL system or such other quotation system as the Capital Securities are then listed, if any.

      (d)   In the event that, notwithstanding the other provisions of this
Section 9.04, whether because of an order for dissolution entered by a court of competent jurisdiction or payment at the stated maturity thereof of all principal of and interest on the Debentures or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be liquidated, subject to approval of the Federal Reserve, if then required under the applicable capital guidelines or policies of the Federal Reserve, and the Trust shall be dissolved, wound-up or terminated, by the Property Trustee in such manner as the Property Trustee determines. In such event, on the date of the dissolution, winding-up or other termination of the Trust, Securityholders will be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such dissolution, winding up or termination, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of the Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution, winding-up or termination pro rata (determined as aforesaid) with Holders of Capital Securities, except that, if an Event of Default specified in Section 501(1) or 501(2) of the Indenture has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. In the event the Capital Securities are issued in certificated form, the Liquidation Distribution will be payable at (i) the Corporate Trust Office of the Property Trustee, (ii) the principal office of any Paying Agent, or (iii) the principal office of the Securities Registrar; provided payment of any Liquidation Distribution may be made, at the option of the Administrative Trustees, by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register.

      Section 9.05 MERGER, CONSOLIDATION, AMALGAMATION OR REPLACEMENT OF THE TRUST. The Trust may not merge, consolidate or amalgamate with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except pursuant to this Section 9.05. At the request of the Depositor, with the consent of the Administrative Trustees and without the consent of the Holders of the Capital Securities or the Property Trustee, the Trust may merge, consolidate or amalgamate with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (a) such successor entity either (i) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (ii) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (b) the Depositor expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Debentures, (c) the Successor Securities are approved for quotation on the PORTAL System, (d) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (e) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the

Capital Securities (including any Successor Securities) in any material respect,
(f) such successor entity has a purpose substantially identical to that of the Trust, (g) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Depositor has received an opinion from independent counsel to the Trust experienced in such matters to the effect that
(i) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Capital Securities (including any Successor Securities) in any material respect, and (ii) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act and (h) the Depositor or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of Holders of 100% in Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate or merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

      Section 10.01 EXPENSE AGREEMENT. It is the contemplation of the parties that the Expense Agreement shall be entered into no later than February 5, 1999.

      Section 10.02 LIMITATION OF RIGHTS OF SECURITYHOLDERS. The death, incapacity, liquidation, dissolution, termination or bankruptcy of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor entitle the legal representatives or heirs of such Person or any Securityholder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

      Section 10.03 AMENDMENT. (a) This Trust Agreement may be amended from time to time by the Trustees and the Depositor, without the consent of any Securityholders, (i) with respect to acceptance of appointment by a successor Trustee, (ii) to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, provided such amendment is not inconsistent with the other provisions of this Trust Agreement, or (iii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States Federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act of 1940, as amended; provided, however, that in the case of either clause (ii) or clause (iii), such action shall not adversely affect in any material respect the interests of any Securityholder and any amendments of this Trust Agreement shall become effective when notice thereof is given to the Securityholders.

      (b) Except as provided in Section 10.03(c) hereof, any provision of this Trust Agreement may be amended by the Trustees and the Depositor with (i) the consent of Trust Securityholders representing not less than a majority in Liquidation Amount of the Trust Securities then Outstanding and (ii) the receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States Federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act.

      (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Securityholder (such consent being obtained in accordance with Section 6.03 or 6.06 hereof), this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment on or after such date; notwithstanding any other provision herein without the unanimous consent of the Securityholders (such consent being obtained in accordance with Section 6.03 or 6.06 hereof), paragraph (b) of this Section 10.03 may not be amended.

      (d) Notwithstanding any other provisions of this Trust Agreement, no Trustee shall enter into or consent to any amendment to this Trust Agreement which would cause the Trust to (i) fail or cease to qualify, as evidenced by an Opinion of Counsel, for an exemption from status of an "investment company" under the Investment Company Act, or (ii) fail or cease to be classified, as evidenced by an Opinion of Counsel, as a grantor trust for United States federal income tax purposes.

      (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor and the Administrative Trustees, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor or the Administrative Trustees.

      (f) In the event that any amendment to this Trust Agreement is made, the Administrative Trustees shall promptly provide to the Depositor a copy of such amendment.

      (g) The Property Trustee shall not be required to enter into any amendment to this Trust Agreement which affects its own rights, duties or immunities under this Trust Agreement. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

      Section 10.04 SEVERABILITY. In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 10.05 GOVERNING LAW. THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE SECURITYHOLDERS, THE DEPOSITOR, THE TRUST AND THE TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS.

      Section 10.06 PAYMENTS DUE ON NON-BUSINESS DAY. If the date fixed for any payment on any Trust Security shall be a day which is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day which is a Business Day (except as otherwise provided in Section 4.01(a) and 4.02(d)), with the same force and effect as though made on the date fixed for such payment, and no Distribution shall accumulate on such unpaid amount thereon for the period after such date.

      Section 10.07 SUCCESSORS. This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Trust or any Relevant Trustee, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under Article VIII of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

      Section 10.08 HEADINGS. The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

      Section 10.09 REPORTS, NOTICES AND DEMANDS. Any report, notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Securityholder or the Depositor shall be given or served in writing by deposit thereof, postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Capital Securityholder, to such Capital Securityholder as such Securityholder's name and address may appear on the Securities Register; and (b) in the case of the Common Securityholder or the Depositor, to VIB Corp, 1498 Main Street, El Centro, California 92243,
Attention: Mr. Harry G. Gooding, III, Facsimile No.: (760) 337-3229. Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

      Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Property Trustee or the Administrative Trustees shall be given in writing addressed (until another address is published by the Trust) as follows:
(a) with respect to the Property Trustee, to Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attention: Corporate Trust Administration; and (b) with respect to the Administrative Trustees, to them at the address above for notices to the Depositor, marked "Attention: Administrative Trustees of Valley Capital Trust." Such notice, demand or other communication to or upon the Trust or the Property

Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust or the Property Trustee.

      Section 10.10 AGREEMENT NOT TO PETITION. Each of the Trustees and the Depositor agree for the benefit of the Securityholders that, until at least one year and one day after the Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, reorganization, arrangement, insolvency, liquidation or other similar law (including, without limitation, the United States Bankruptcy
Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Depositor takes action in violation of this Section 10.10, the Property Trustee agrees, for the benefit of Securityholders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Property Trustee or the Trust may assert. The provisions of this Section 10.10 shall survive the termination of this Trust Agreement.

      Section 10.11 TRUST INDENTURE ACT; CONFLICT WITH TRUST INDENTURE ACT.

      (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that would be required to be part of this Trust Agreement if this Trust Agreement is qualified thereunder, and shall, to the extent applicable, be governed by such provisions.

      (b) The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

      (c) If any provision hereof limits, qualifies or conflicts with another provision hereof which would be required to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, pursuant to Section 10.11(a) hereof, such required provision shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or to be excluded, as the case may be.

      (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Securities as securities representing undivided beneficial interests in the assets of the Trust.

      Section 10.12 RIGHTS UNDER INDENTURE. The Trust may not assign any of its rights under the Indenture without the prior written consent of the Depositor.

      Section 10.13 EFFECTIVENESS. This Trust Agreement shall become effective when signed by the Depositor and the Bank.

      Section 10.14 INTENTION OF THE PARTIES. It is the intention of the parties hereto that the Trust not be characterized for United States federal income tax purposes as a corporation or a partnership, but rather that the Trust be characterized as a grantor trust or otherwise in a manner and that each Owner be treated as owning an undivided beneficial interest in the assets of the Trust. The provisions of this Trust Agreement shall be interpreted to further this intention of the parties.

      Section 10.15 COUNTERPARTS. This Trust Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      Section 10.16 ACCEPTANCE OF TERMS OF TRUST AGREEMENT GUARANTEE AND INDENTURE. THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THOSE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.


                                      VIB CORP as Depositor



                                      By: /s/ HARRY G. GOODING, III
                                        --------------------------------------
                                      Name:  Harry G. Gooding, III
                                      Title:  Executive Vice President and CFO

                                      WILMINGTON TRUST COMPANY,
                                      as Property Trustee


                                      By: /s/  JAMES P. LAWLER
                                         --------------------------------------
                                      Name:  James P. Lawler
                                      Title:  Vice President


                                      By: /s/  RICHARD D. FOSS
                                         --------------------------------------
                                      Name:  Richard D. Foss
                                      Title:  Administrative Trustee


                                      By: /s/  DENNIS L. KERN
                                         --------------------------------------
                                      Name:  Dennis L. Kern
                                      Title:  Administrative Trustee


                                      By: /s/  HARRY G. GOODING, III
                                         --------------------------------------
                                      Name:  Harry G. Gooding, III
                                      Title:  Administrative Trustee

                                    EXHIBIT A


                                 TRUST AGREEMENT


      This TRUST AGREEMENT is made this 10th day of December, 1998 (this "Trust Agreement"), by and among (i) VIB CORP, a California corporation (the "Depositor"), (ii) Wilmington Trust Company, a Delaware banking corporation, as trustee, and (iii) Richard D. Foss, Harry G. Gooding, III and Dennis L. Kern, each an individual, as trustees (each of such trustees in (ii) and (iii) a "Trustee" and collectively, the "Trustees"). The Depositor and the Trustees hereby agree as follows:

      1. The trust created hereby (the "Trust") shall be known as "Valley Capital Trust," in which name the Trustees, or the Depositor to the extent provided herein, may engage in the transactions contemplated hereby, make and execute contracts, and sue and be sued.

      2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10.00. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitutes a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

      3. The Depositor and the Trustees will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form included as an exhibit to the Offering Memorandum (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery of any licenses, consents or approvals required by applicable law or otherwise.

      4. The Depositor and the Trustees hereby authorize and direct the Depositor, as the sponsor of the Trust, (i) to prepare a Private Placement Offering Memorandum in accordance with the provisions of Regulation D under the Securities Act of 1933, as amended, for the purposes of offering for sale the Preferred Securities of the Trust and possibly certain other securities; (ii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or blue sky laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; and (iii) to execute on behalf of the Trust that certain Purchase Terms Agreement relating to the Preferred Securities, among the Trust, the Depositor and the Underwriter named therein, substantially in the form provided to the Depositor. In the event that any filing referred to in clause (ii) above is required by the rules and regulations of the state securities or blue sky laws to be executed on behalf of the Trust by one or more of the Trustees, each of the Trustees, in its or his capacity as a Trustee of the Trust, is hereby authorized and, to the extent so required, directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that Wilmington Trust Company in its capacity as a Trustee of the Trust shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the state securities or blue sky laws. In connection with the filings referred to above, the Depositor and Richard D. Foss, Harry G. Gooding, III and Dennis L. Kern, each as Trustees and not in their individual capacities, hereby constitutes and appoints Richard D. Foss, Harry G. Gooding, III and Dennis L. Kern, and each of them, as its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Depositor or such Trustee or in the Depositor's or such Trustees' name, place and stead, in any and all capacities, to sign any and all amendments to the Private Placement Offering Memorandum and to file the same, with all exhibits thereto, and other documents in connection therewith, with the administrators of the state securities or blue sky laws, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor or such Trustee might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

      5.    This Trust Agreement may be executed in one or more counterparts.

      6. The number of Trustees initially shall be four, and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon 30 days' prior notice to the Depositor.

      7. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws of principles).

      IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

      VIB Corp
      as Depositor

      By: /s/ DENNIS L. KERN
         ---------------------------------
      Its: President and CEO
          --------------------------------


      WILMINGTON TRUST COMPANY
      as Trustee

      By:  /s/ DEBRA EBERLY
         ---------------------------------
      Its: Administrative Account Manager
          --------------------------------

          /s/ RICHARD D. FOSS
      -----------------------------------
              RICHARD D. FOSS,
                  as Trustee

         /s/ HARRY G. GOODING, III
      -----------------------------------
             HARRY G. GOODING, III
                  as Trustee

         /s/ DENNIS L. KERN
      -----------------------------------
             DENNIS L. KERN
                  as Trustee

                                    EXHIBIT B


THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO THE DEPOSITOR OR AN AFFILIATE OF THE DEPOSITOR IN COMPLIANCE WITH APPLICABLE LAW AND SECTION 5.11 OF THE TRUST AGREEMENT

   Certificate Number C-1             Number of Common Securities ___________


                    Certificate Evidencing Common Securities
                                       of
                              Valley Capital Trust

                             9.00% Common Securities
                 (Liquidation amount $1,000 per Common Security)


      Valley Capital Trust, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that VIB Corp (the "Holder") is the registered owner of ________ (________) common securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated the ____% Common Securities (liquidation amount $1,000 per Common Security) (the "Common Securities"). Except in accordance with Section 5.10 of the Trust Agreement (as defined below) the Common Securities are not transferable and any attempted transfer hereof other than in accordance therewith shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of February 5, 1999, among the Holder, as Depositor, Wilmington Trust Company, as Property Trustee, the Administrative Trustees named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of the Common Securities as set forth therein. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

      Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

      Terms used but not defined herein have the meanings set forth in the Trust Agreement.

      IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this ____ day of _____________, 199__.

                                       VALLEY CAPITAL TRUST


                                       By: _____________________________________
                                       Name:   _________________________________
                                       Title:   Administrative Trustee

                                    EXHIBIT C


      [INSERT IF THE CAPITAL SECURITY IS TO BE A GLOBAL CERTIFICATE - This Capital Security is a Global Capital Securities Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company, a New York corporation (the "DTC") or a nominee of the DTC. This Capital Security is exchangeable for Capital Securities Certificates registered in the name of a person other than the DTC or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Capital Security (other than a transfer of this Capital Security as a whole by the DTC to a nominee of the DTC or by a nominee of the
DTC) may be registered except in limited circumstances described in the Trust Agreement.

      Unless this Capital Security is presented by an authorized representative of the DTC to Valley Capital Trust or its agent for registration of transfer, exchange or payment, and any Capital Securities Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the DTC (and any payment hereon is made to Cede & Co. or to such other entity as requested by an authorized representative of the DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, Cede & Co., has an interest herein.]

Certificate Number P-       Number of Capital Securities _____________              CUSIP NO. 919379 AA5


                    Certificate Evidencing Capital Securities
                                       of
                              Valley Capital Trust

                            9.00% Capital Securities
                (Liquidation amount $1,000 per Capital Security)


      Valley Capital Trust, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that _________________ (the "Holder") is the registered owner of _______________ (___________) Capital Securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the Valley Capital 9.00% Capital Securities (liquidation amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.04 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby and issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the trust dated


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
as of February 5, 1999, among VIB Corp, a California corporation, as Depositor, Wilmington Trust Company, as Property Trustee, the Administrative Trustees named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of Capital Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by VIB Corp, a California corporation, and Wilmington Trust Company as guarantee trustee, dated as of February 5, 1999 (the "Guarantee") to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

      Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

      IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate as of the date hereof.

Dated:                                 VALLEY CAPITAL TRUST



                                       By: _____________________________________
                                       Name:  __________________________________
                                       Title:   Administrative Trustee




                          CERTIFICATE OF AUTHENTICATION


      This is one of the 9.00% Capital Securities referred to in the Amended and Restated Trust Agreement.

                                       WILMINGTON TRUST COMPANY,
                                       AS AUTHENTICATION AGENT AND REGISTRAR


                                       By: _____________________________________
                                       Name:  __________________________________
                                       Title:___________________________________


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
                                   ASSIGNMENT


      FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security to:

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________
 (Insert assignee's social security or tax identification number)

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________
 (Insert address and zip code of assignee)

and irrevocably appoints


_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________
agent to transfer this Capital Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date: ________________

      Signature: ______________________________ (Sign exactly as your name appears on the other side of this Capital Security Certificate)

      Signature(s) Guaranteed: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

      THIS CAPITAL SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAW. NEITHER THIS CAPITAL SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.


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
      THE HOLDER OF THIS CAPITAL SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS CAPITAL SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH VIB CORP (THE "COMPANY") OR ANY "AFFILIATE" OF THE COMPANY WAS THE OWNER OF THIS CAPITAL SECURITY (OR ANY PREDECESSOR OF THIS CAPITAL SECURITY) ONLY (A) TO THE COMPANY,
(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) AS LONG AS THIS CAPITAL SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE
144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS CAPITAL SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) TO AN INDIVIDUAL ACCREDITED INVESTOR WITHIN THE MEANING OF SUBPARAGRAPH (A)(5) OR (6) OF RULE 501 UNDER THE SECURITIES ACT, RESIDING IN ONE OF THE JURISDICTIONS AUTHORIZED BY THE COMPANY, THAT IS PURCHASING THE CAPITAL SECURITIES FOR ITS OWN ACCOUNT FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE RIGHT OF THE TRUST AND THE COMPANY PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, (ii) PURSUANT TO CLAUSE (D) TO REQUIRE THAT THE TRANSFEROR DELIVER TO THE TRUST A LETTER FROM THE TRANSFEREE SUBSTANTIALLY IN THE FORM OF APPENDIX C TO THE OFFERING MEMORANDUM DATED JANUARY 29, 1999, AND (iii) PURSUANT TO CLAUSE
(E) TO REQUIRE THAT THE TRANSFEROR DELIVER TO THE TRUST OR OTHER TRANSFER AGENT A QUESTIONNAIRE AND INVESTMENT AGREEMENT, EACH OF WHICH IS AVAILABLE FROM THE COMPANY. SUCH HOLDER FURTHER AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS CAPITAL SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.


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